CONSULTING AND RETIREMENT AGREEMENT




     THIS CONSULTING AND RETIREMENT AGREEMENT (this "Agreement") is made and entered into as of August 17, 2005 (the "Effective Date") by and between AEROFLEX INCORPORATED, a Delaware corporation with its principal office at 35 South Service Road, Plainview, New York 11803 (together with its successors and assigns, "Aeroflex"), and MICHAEL GORIN, who resides at 133 The Crescent, Roslyn Heights, New York 11577 ("Gorin") (Gorin and Aeroflex referred to herein as the "Parties"). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are final and binding.

                              W I T N E S S E T H:

     WHEREAS, Gorin is employed by Aeroflex as Vice Chairman, Chief Financial Officer and is a member of Aeroflex's Board of Directors; and

     WHEREAS, Gorin has expressed a desire to resign as an officer and employee of Aeroflex as provided in this Agreement; and

     WHEREAS, Aeroflex and Gorin intend that this Agreement supersedes and replaces all other agreements between Aeroflex and Gorin; and

     WHEREAS, Aeroflex accepts Gorin's resignation in accordance with and as provided in this Agreement; and

     WHEREAS, the Parties now desire to settle fully and finally all claims and obligations arising out of the Employment Agreement made and entered into as of March 1, 1999 between

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Aeroflex and Gorin, as amended by Amendment No. 1 effective as of September 1,
1999, Amendment No. 2 effective as of August 13, 2001, Amendment No. 3 made as of November 8, 2001, and Amendment No. 4 made as of May 13, 2004 (collectively, the "Employment Agreement");

     NOW, THEREFORE, in consideration of the covenants and promises made herein, the Parties hereby agree as follows:

     1. Gorin's Employment Term under the Employment Agreement will terminate as of midnight on December 31, 2005 (the "Termination Date").

     2. Gorin hereby resigns as Vice Chairman, Chief Financial Officer, officer and employee of Aeroflex and each of its subsidiaries and affiliates effective as of the Termination Date, subject, however, to such earlier resignation as the Parties may mutually agree upon, and subject to earlier termination of Gorin as Chief Financial Officer upon Aeroflex's appointment of his successor.

     3. On and after the Effective Date, Gorin shall not be entitled to, or receive, any compensation, benefit, retirement, vacation or reimbursement under or in respect of the Employment Agreement except as specifically set forth in this Agreement.

     4. Commencing on the Effective Date, Aeroflex shall pay, and Gorin shall be entitled to receive from Aeroflex, the following:

          (a) Gorin's present Salary as in effect on the Effective Date (subject to cost of living increases) as provided in Section 3 of the Employment Agreement, until the Termination Date;


          (b) the Annual Bonus for the fiscal year ended June 30, 2005, provided for in


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Section 4(a) of the Employment Agreement, payable on or before September 30,
2005;


          (c) in lieu of the Annual Bonus provided for in Section 4(a) of the Employment Agreement which would otherwise have been paid for the fiscal year ended June 30, 2006, $1,000,000, payable $500,000 on January 1, 2006 and
$500,000 on July 1, 2006;

          (d) Gorin shall retain all previous grants of options to purchase shares of stock of Aeroflex, which shall continue to vest and be exercisable in accordance with and pursuant to the plans and agreements covering such options;

          (e) reimbursement of expenses on the same terms as provided in Section 7 of the Employment Agreement until the Termination Date, but not the cost and expenses referred to in the last sentence of Section 7;

          (f) the perquisites referred to in Sections 8(a) and (b) presently received by Gorin, until the Termination Date;

          (g) except as otherwise specifically set forth herein, the employee benefit plans set forth in Section 9 of the Employment Agreement, until the Termination Date;


          (h) Aeroflex will continue to pay the premiums on the three (3) life insurance policies described in Schedule A attached hereto (the "Policies") until the Termination Date; and

          (i) Gorin shall retain all rights, benefits and payments due him under Aeroflex's Supplemental Executive Retirement Plan ("SERP"), including accrual of his service credits and rights under his SERP through, but not beyond, the Termination Date; provided, however, that if Aeroflex fails to maintain the SERP, Gorin's SERP retirement benefits shall be determined as if the SERP had remained in effect until the Termination Date.

     5.   (a) Effective upon the Termination Date, and until December 31,
2009 (the

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"Consulting Period"), Gorin shall become a consultant to Aeroflex in recognition of the continued value to Aeroflex of his extensive knowledge and expertise.

          (b) During the Consulting Period, Gorin shall consult with Aeroflex and its executive officers regarding its respective businesses and operations. Such consulting services shall not require more than 75 days in any calendar year nor more than two days in any week, it being understood and agreed that during the Consulting Period Gorin shall have the right, consistent with the provisions of Section 6 below, to engage in full-time or part-time employment with other business enterprises. Gorin also will cooperate with Aeroflex in any pending or future litigation or investigation or other dispute concerning third parties in which Gorin, by virtue of his prior employment, has relevant knowledge or information.

          (c) Gorin's service as a consultant shall only be required at such times and such places as shall not result in unreasonable inconvenience to him or Aeroflex, recognizing his other business commitments that he may have to accord priority over the performance of services for Aeroflex. In order to minimize interference with Gorin's other commitments, his consulting services, to the extent practicable and not prejudicial to Aeroflex, may be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telephone, fax or other similar mode of communication at times, including weekends and evenings, most convenient to him.


          (d) During the Consulting Period, Gorin shall continue to receive a consulting fee from Aeroflex each year in an amount equivalent to his Salary in effect on the Termination Date, payable and subject to annual increase on the same terms as provided in Section 3 of the Employment Agreement.

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          (e) The Consulting Period shall terminate on December 31, 2009, or earlier upon Gorin's death or upon his failure to perform consulting services as provided in Section 5(b), pursuant to thirty (30) days written notice by Aeroflex to Gorin of the grounds constituting such failure and reasonable opportunity afforded Gorin to cure the alleged failure. Upon any such termination, payment of consulting fees and benefits (with the exception of lifetime medical benefits under Section 5(h) below) shall cease.

          (f) During the Consulting Period, Gorin shall be entitled to expense reimbursement for reasonable out-of-pocket expenses incurred by him in performing his consulting services, upon his submission of such accounts and records as may be reasonably required and approved by Aeroflex.

          (g) During the Consulting Period, Gorin shall be entitled to the use of an automobile and payment of related expenses on the same terms as are in effect on the Termination Date.

          (h) During the Consulting Period and until Gorin is first eligible for Medicare, Aeroflex will continue Gorin's medical insurance to the extent permitted by COBRA ("COBRA Coverage") and pay or otherwise reimburse Gorin and his Spouse for any additional medical care reimbursement and insurance benefits he would otherwise have received under Aeroflex's Medical Expense Reimbursement Plan ("MERP"). Thereafter, and until the end of the Consulting Period, medical expenses incurred by Gorin for himself or his Spouse which are not reimbursable by Medicare shall be paid and covered by Aeroflex through (i) medical insurance policies or otherwise to the extent of the medical care reimbursement and insurance he would have received under his prior COBRA Coverage (premiums for which shall be paid by Aeroflex)


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and (ii) the MERP. After the Consulting Period, medical expenses incurred by
Gorin for himself or his Spouse during Gorin's lifetime which are not reimbursable by Medicare shall be paid and covered by Aeroflex through "wraparound" medical insurance policies (the premiums for which shall be paid by Aeroflex) or otherwise, to the extent of the coverage which is essentially equivalent to Gorin's prior COBRA Coverage. Aeroflex shall pay all premiums for his COBRA Coverage, and Gorin and his Spouse when first eligible will elect to be covered by Medicare to the extent of the maximum benefits provided by Medicare.

          (i) Aeroflex owns the Policies on Gorin's life, listed on Schedule A attached hereto. Aeroflex will continue to pay the premiums on the Policies until the earlier of December 31, 2009 or the death of Gorin. On December 31, 2009, Gorin may purchase all the Policies by paying Aeroflex an amount equal to all premiums paid by Aeroflex for the Policies. Such election must be made by Gorin no later than January 3l, 2010 and payment made by Gorin by February 15, 2010.

     6. (a) Gorin agrees that during the Consulting Period and thereafter he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any Confidential Information (as defined in Section 14(a) of the Employment Agreement) without prior written consent of the Chief Executive Officer of Aeroflex, except to responsible officers and employees of Aeroflex. Notwithstanding the foregoing, the prohibitions of this Section shall not apply to any Confidential Information that becomes general public knowledge other than from Gorin or is required to be divulged by law, court order or by administrative process. The restrictions set forth in this Section 6 are in addition to and not in lieu of protections afforded to trade secrets and Confidential Information

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under applicable law. Nothing in this Agreement is intended to diminish or otherwise limit the right to Aeroflex under applicable law to protect its trade secrets and Confidential Information.

          (b) Upon the Termination Date, Gorin shall promptly deliver to Aeroflex all plans, manuals, letters, notes, notebooks, reports, computer programs and copies thereof and all other materials and property, including without limitation, those of a secret or confidential nature relating to Aeroflex's business that are then in his possession or control.

     7. Gorin shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving Aeroflex written notice thereof; provided, however, that absent any then effective contrary notice, his beneficiary shall be his estate. In the event of Gorin's death, or of a judicial determination of his incompetence, reference in this Agreement to Gorin shall be deemed to refer, as appropriate, to his beneficiary, estate or other legal representative.

     8. All payments to Gorin or his beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

     9. Nothing herein is intended to limit Aeroflex's indemnification of Gorin, and Aeroflex shall indemnify him to the fullest extent permitted by applicable law consistent with Aeroflex's Certificate of Incorporation, By-Laws and agreements as in effect on the Effective Date, with respect to any action or failure to act on his part while he is an officer, director or employee of Aeroflex or any Subsidiary. Aeroflex shall cause Gorin to be covered at all times by directors' and officers' liability insurance on terms no less favorable than the directors' and officers' liability insurance maintained by Aeroflex as in effect on the Effective Date in terms of coverage and amounts. Aeroflex shall continue to indemnify Gorin as provided above and


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maintain such liability insurance during the Consulting Period for any claims that may be made against him with respect to his service as a director or officer of Aeroflex and its subsidiaries or a consultant to Aeroflex.

     10. Except as otherwise required by law or regulation, Gorin hereby agrees that he shall not make any statement, written or verbal, in any form or media or take any action in disparagement of Aeroflex, including, but not limited to, references to Aeroflex's products, services, corporate policies, officers, directors and employees or any other action which may disparage Aeroflex to the general public and Aeroflex's employees, customers, suppliers, and business and financial relations. Except as otherwise required by law or regulation, Aeroflex, through its officers and directors, hereby agrees that it shall not make any statement, written or verbal, in any form or media or take any action in disparagement of Gorin. Aeroflex shall consult with Gorin prior to its issuance of a press release concerning his retirement.

     11. Except as otherwise provided in this Agreement and as a material inducement to Aeroflex to enter into this Agreement, Gorin hereby waives, releases and discharges Aeroflex, its Board members, officers, directors, stockholders, employees, agents, attorneys, subsidiaries, affiliates, and their successors and assigns, from any and all manner of action, claims, demands, liabilities, causes of action, suits, damages, debts, demands, and obligations, past or present, known or unknown, he ever had, now has or may have, from the beginning of the World to the Effective Date. This includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment or other discrimination or claims growing out of any legal restrictions on Aeroflex's rights to terminate its employees.


     12. The Parties respectivelyrepresent and warrant that each is fully authorized and


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empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. Aeroflex represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

     13. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Gorin and an authorized officer of Aeroflex. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     14. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     15. This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York, without reference to principles of conflict of laws. The Parties agree that the appropriate forum and venue of any disputes arising out of this Agreement shall be any State or Federal Court in the counties of Nassau or Suffolk, State of New York, and each of the Parties hereto submits to the personal jurisdiction of any such Court. The foregoing shall not limit the right of any Party to obtain execution of judgment in any other jurisdiction.


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     16.  Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, or by nationally recognized overnight courier service (such as Federal Express), duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

     If to Aeroflex or the Board:

         Aeroflex Incorporated
         35 South Service Road
         P.O. Box 6022
         Plainview, New York 11803-6022
         Attention: Chairman
         Fax: (516) 694-4823

     If to Gorin:

         Michael Gorin
         133 The Crescent
         Roslyn Heights, New York 11577
         c/o Kim Koopersmith, Esq.
         Fax: (212) 872-1002

     17. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement.

     18. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.



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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                             AEROFLEX INCORPORATED



Attest:  /s/Charles Badlato                    By: /s/Lenoard Borow
        ----------------------                  ----------------------
         Asst. Secy.                              Vice-Chairman



Witness: /s/Barbara Allen                         /s/Michael Gorin
        ----------------------                  -----------------------
                                                  Michael Gorin

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